UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009 (June 22, 2009)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	— Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David C. Clark Employment Agreement

On June 25, 2009, Allos Therapeutics, Inc. (the “Company”) entered into an employment agreement with David C. Clark, the Company’s Vice President, Finance and Treasurer (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Clark earns an annual base salary, which the Board may adjust from time to time.  The initial base salary provided for in the Employment Agreement is $215,250.  Mr. Clark is also eligible to participate in the Company’s corporate bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan.  For 2009, Mr. Clark’s target bonus award under the Company’s corporate bonus plan is equal to 25% of his actual base salary earned in 2009.

The Employment Agreement provides that Mr. Clark’s employment is at-will and may be terminated by Mr. Clark or the Company at any time.  However, if the Company terminates Mr. Clark’s employment without “just cause” (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), other than pursuant to a “change in control” (as defined in the Employment Agreement), provided that Mr. Clark executes a general release in favor of the Company, Mr. Clark is entitled to the following: (i) continuation of his then-current base salary for six months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to six months after the date of termination.  The Company’s obligation to pay Mr. Clark’s COBRA premiums ceases upon Mr. Clark’s eligibility for comparable coverage provided by a new employer.  Certain of the payments described above shall cease, and the Company shall have no further obligations to Mr. Clark with respect thereto, in the event that Mr. Clark fails to comply with the provisions of the confidentiality and inventions assignment agreement between Mr. Clark and the Company or if Mr. Clark directly or indirectly competes with the Company.

The Employment Agreement also provides that if the Company (or any surviving or acquiring corporation) terminates Mr. Clark’s employment without just cause or if he resigns for good reason within one month prior to or 12 months following the effective date of a change in control, provided that Mr. Clark executes a general release in favor of the Company, Mr. Clark is entitled to the following:  (i) a lump-sum cash payment in an amount equal to (A) Mr. Clark’s annual base salary then in effect, plus (B) the greater of (1) Mr. Clark’s annualized target bonus award for the year in which his employment terminates or (2) the annual bonus amount paid to him in the immediately preceding year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Mr. Clark’s target bonus award for the year in which his employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months after the date of termination; (v) payment of outplacement assistance services costs for a period of six months, up to a maximum of $7,500 in aggregate; and (vi) immediate vesting of all outstanding stock options and other stock awards granted to Mr. Clark and the extension of the option exercise period for 12 months after the date of termination.  The Company’s obligation to pay Mr. Clark’s COBRA premiums ceases upon Mr. Clark’s coverage by a health insurance plan of a subsequent employer.  Certain of the payments described above shall cease, and the Company shall have no further obligations to Mr. Clark with respect thereto, in the event that Mr. Clark fails to comply with the provisions of the confidentiality and inventions assignment agreement between Mr. Clark and the Company or if Mr. Clark directly or indirectly competes with the Company.

Amendment to the 2008 Equity Incentive Plan

On May 28, 2009, the Board approved, subject to stockholder approval, an amendment to the Company’s 2008 Equity Incentive Plan to increase the aggregate number of shares of the Company’s common stock authorized for issuance thereunder by an additional 5,750,000 shares.  The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders held on June 23, 2009.  On June 12, 2009, the compensation committee of the Board amended the plan to provide that if the exercise price of any stock award is satisfied by tendering shares of common stock held by a participant (either by actual delivery or attestation), then the number of shares so tendered shall not remain available for issuance under the plan.

The Company’s 2008 Equity Incentive Plan (as amended by the above-described amendments, the “2008 Plan”) authorizes the issuance of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation to employees, directors and consultants.  A full description of the 2008 Plan may be found in the Company’s proxy statement filed with the Securities and Exchange Commission on June 2, 2009.  A copy of the 2008 Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The description of the 2008 Plan above is qualified in its entirety by reference to the description in the proxy statement and the 2008 Plan.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 22, 2009, the Board adopted an amended and restated Code of Business Conduct and Ethics (as amended and restated, the “Code”).  The Code applies to all of the Company’s directors, officers and employees.

Among other things, the amendments to the Company’s prior Code of Business Conduct and Ethics (the “Prior Code”) included in the Code are as follows: (i) the Code expands on the discussion in the Prior Code regarding actual and apparent conflicts of interest and provides further guidance to the Company’s directors, officers and employees as to forms of acceptable gifts and entertainment, and potential conflicts of interest concerns raised by family and friends and outside employment and activities; (ii) the Code further details the obligations of the Company’s directors, officers and employees to protect the confidential and proprietary information of the Company and the Company’s business partners and associates; and (iii) the Code describes the provisions of, and the obligations of the Company’s directors, officers and employees to comply with, applicable healthcare laws, the Federal Corrupt Practices Act, insider trading restrictions, and applicable antitrust laws.

A copy of the Code is attached hereto as Exhibit 14.1 and incorporated herein by reference.  The descriptions of the amendments above are qualified in their entirety by reference to the Code.  A copy of the Code is also available to stockholders on the Company’s web site at www.allos.com.  If the Company makes any further substantive amendments to the Code or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on the Company’s web site at www.allos.com.

Section 9	– Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, effective June 25, 2009, between Allos Therapeutics, Inc. and David C. Clark.

10.2	Allos Therapeutics, Inc. 2008 Equity Incentive Plan, as amended.

14.1	Allos Therapeutics, Inc. Code of Business Conduct and Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 26, 2009

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective June 25, 2009, between Allos Therapeutics, Inc. and David C. Clark.

10.2	Allos Therapeutics, Inc. 2008 Equity Incentive Plan, as amended.

14.1	Allos Therapeutics, Inc. Code of Business Conduct and Ethics.